EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

           We hereby consent to the incorporation by reference in this registration statement on Form S-8 dated June 20, 2003 of InfoTech USA, Inc. (formerly, SysComm International Corporation) (the “Company”), of our report dated November 7, 2001, relating to the financial statements and financial statement schedule which appears in the Company’s Annual Report on Form 10-K for the year ended September 30, 2002.

/s/ RUBIN, BROWN, GORNSTEIN & CO., LLP

Rubin, Brown, Gornstein & Co., LLP
St. Louis, Missouri
June 20, 2003